No. 1314510
編號

CERTIFICATE OF INCORPORATION
公司註冊證書

***

I hereby certify that
本人謹此證明

JOY CITY INVESTMENT LIMITED
怡城投資有限公司

is this day incorporated in Hong Kong under the Companies Ordinance
於本日在香港根據《公司條例》(第 32 章)

(Chapter 32) and that this company is limited.
註冊成為有限公司。

Issued on 10 March 2009.
本證書於二〇〇九年三月十日發出。

Ms. Fanny Wing-chi LAM
for Registrar of Companies
Hong Kong
香港公司註冊處處長
(林詠芝 代行)

Note 註:
Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.
公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。